Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(198,565,762)
Unrealized Gain (Loss) on Market Value of Futures	415,845,530
Dividend Income	183,249
Interest Income	786,481
ETF Transaction Fees	30,000
Total Income (Loss)	$218,279,498

Expenses
General Partner Management Fees	$1,253,384
Professional Fees	214,771
Brokerage Commissions	554,888
Non-interested Directors' Fees and Expenses	19,561
Prepaid Insurance Expense	14,088
NYMEX License Fee	41,779
SEC & FINRA Registration Expense	29,592
Total Expenses	$2,128,063
Net Income (Loss)	$216,151,435

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/16	$3,070,702,826
Additions (28,800,000 Shares)	290,426,977
Withdrawals (53,400,000 Shares)	(589,363,704)
Net Income (Loss)	216,151,435

Net Asset Value End of Month	$2,987,917,534
Net Asset Value Per Share (289,000,000 Shares)	$10.34

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612